Exhibit 10.1
March 20, 2006
Mr. Horace T. Ardinger, Jr.
Ardinger Family Partnership, Ltd.
1990 Lakepointe Drive
Lewisville, TX 75057
Dear Mr. Ardinger:
     Reference is made to that certain Revolving and Term Credit Facility dated as of October 15, 2003, between VIEWCAST.COM, INC., OSPREY TECHNOLOGIES, INC. AND VIDEOWARE, INC. (collectively, “Borrower”) and the ARDINGER FAMILY PARTNERSHIP, LTD. (“Lender”). Whereas, Borrower and Lender desire to amend the Revolving and Term Credit Facility effective as of the signature date below, it is agreed between the parties that:
     1) The Revolving Maturity Date of the Amended and Restated Promissory Note (Revolving Credit Note) shall be changed from December 31, 2005 to June 30, 2006.
     2) The Promissory Note schedule of principal payments commencement date shall be changed from November 30, 2005 to June 30, 2006,
     3) The commencement of payments for Accrued Interest, as defined in the Loan and Security Agreement, shall be changed from November 30, 2005 to June 30, 2006,
     4) The Term Maturity Date of the Term Loan shall be changed from December 31, 2006 to December 31, 2007, and
     5) Any Mandatory Prepayment of Loans amount, as defined in the Loan and Security Agreement, shall be waived until June 30, 2006.
     Please contact George Platt or me should you have any additional questions at 972-488-7285.
Best regards,

By:	/s/ Laurie L. Latham

Name:	Laurie L. Latham
Title:	Chief Financial Officer

AGREED as of the date below.

ARDINGER FAMILY PARTNERSHIP, LTD.

By:	/s/ H.T. Ardinger, Jr.	Date: March 22, 2006

Name:	H.T. Ardinger, Jr.
Title:	General Partner
3701 W. Plano Pkwy, Suite 300 – Plano, TX 75075 – 972-488-7200 (Voice) 972-488-7299 (Fax)